UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted, which made significant changes to U.S. corporate tax law. Some of the most significant provisions affecting corporations include a reduced corporate income tax rate from 35% to 21% effective in 2018 and a one-time “deemed repatriation” tax on earnings in non-U.S. jurisdictions.

As previously announced, Emerson Radio Corp. (the “Company”) has been assessing the effects of the Tax Act and the one-time deemed repatriation tax on the unremitted earnings of its foreign subsidiaries. The Company has made a provisional estimate of approximately $3.1 million, after set-off of available net operating losses, for the one-time deemed repatriation tax, which will be recorded as an income tax expense in the fourth quarter of the Company’s fiscal year ended March 31, 2018. The cash amounts due for the one-time deemed repatriation tax will be paid over eight years, with 8% of the tax to be paid in each of the first five years, 15% in the sixth year, 20% in the seventh year and 25% in the eighth year.

These estimates to the Company’s income tax provision are based on the Company’s current knowledge, assumptions and interpretations of the effects of the Tax Act. The actual effects of the Tax Act on the Company’s financial results may differ from these estimates. The Company will continue to assess the expected effects of the Tax Act and will include additional details in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Forward-Looking Information

This report includes “forward-looking statements” concerning financial expectations that are predictive or express expectations that involve a number of risks and uncertainties. These statements include, but are not limited to, statements regarding the Company’s expectations regarding certain effects of the Tax Act on the Company’s financial results, including the estimated effects on the Company’s income tax expense. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, interpretations and clarifications regarding the Tax Act and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this report, and the Company does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon
Name: Duncan Hon
Title: Chief Executive Officer

Dated: June 8, 2018